Exhibit 10.9

AMENDMENT NO. 2

FINANCING RULES

May 25, 2017

As the Recipient

PROMOTORA MÉDICA LAS AMÉRICAS S.A.

As Creditors

Banco de Bogotá S.A.

Banco de Occidente S.A.

Bancolombia S.A.

Leasing Bancolombia S.A.

As Agent for Financing and Trustee

FIDUCIARIA DE OCCIDENTE S.A.

As Transaction Structuring Agent

CORPORACION FINANCIERA COLOMBIANA S.A.

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[label:] Filing: R 201700059709                                                             Bancolombia Group

Date: 06/06/2017 9:04AM

Type: AMENDMENT TO A CONTRACT                              [barcode]

SANDRA MILENA SANCHEZ LOPEZ

AMENDMENT NO. 2 TO THE FINANCING RULES

The Creditors (as they are defined in the Financing Rules), duly established and currently existing legal entities, who act properly represented by each of the legal representatives and/or persons holding special power of attorney signing the Financing Rules for Promotora Médica Las Américas S.A., signed on January 29, 2010, and of Amendment No. 1 of October 13, 2010, identified as they appear underneath their respective signatures, as they appear in the certificates of existence and legal representation and in the powers of attorney and certificates issued by the Office of the Financial Superintendent of Colombia, which are attached (Addendum 1). PROMOTORA MÉDICA LAS AMÉRICAS S.A., a duly established and currently existing company headquartered in the city of Medellin, as shown in the certificates of existence and legal representation issued by the Chamber of Commerce of Medellin, which are attached (Addendum 2) (hereinafter, the “Debtor” and/or the “Recipient”), expressly declared that the pertinent processes having been completed and, in accordance with the current internal regulations for each of them, they have approved the following: i) the granting of a Waiver to the Rules of that financing, in which it is agreed to not have as the cause of a breach under Chapter 7 of the Financing Rules that of not having complied with the capitalization obligation by the shareholders of the Recipient in the amount of 7,500,000,000 pesos (SEVEN BILLION FIVE HUNDRED MILLION PESOS), expected on June 30, 2011 in subsection c) of Section 4.1 of the Financing Rules; and ii) the signing of this Amendment No. 2 to the Rules, which derives its existence from (a) the need to introduce a modification to the Rules about aspects of the credit and contractual legal relationship for the Creditors and the Recipient that are not to be found in the Financing Rules initially signed, for the purpose of making the granting of a Waiver approved by the Creditors Committee effective, and (b) the need to introduce a modification into the Rules about aspects of the credit and contractual legal relationship for the Creditors and the Recipient that modifies the agreements made in the Financing Rules initially signed.

This Amendment No. 2 to the Financing Rules will be governed by the terms, definitions, and conditions shown in those Rules and by the applicable legal standards, subject to the following:

CONSIDERATIONS

a.	The Recipient is interested in entering into financial leasing transactions and in contracting credit sources with financial establishments legally authorized to operate in Colombia.

b.	The Recipient is interested in financing the construction of the Project and improving its current debt profile under a real estate leasing mechanism.

c.

For that purpose, the Creditors jointly but not severally agreed to sign the Leasing Contract and/or to grant the line of credit, whichever is the case (as those terms were defined in Chapter 1 of the Rules), to the Recipient, under the terms and conditions provided for in the Financing Documents (as that term was defined in Chapter 1 of the Rules).

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d.

For that purpose, the Creditors and the Recipient signed the Financing Documents, among which are the Financing Rules, signed on January 29, 2010 by the Creditors, Recipient, and Financing Agent and granting of a waiver of the Financing Rules to the Recipient, signed on October 8, 2010, and Amendment No. 1, signed on October 13, 2010.

e.	On December 11, 2014, the Recipient presented its request for modification of the agreements made in the Financing Rules to the Creditors Committee.

f.	On June 14, 2011, the Recipient presented its request for a waiver regarding the obligation set forth in subparagraph c) of Section 4.1. of the Financing Rules to the Creditors Committee.

g.

On July 22, 2011, the Creditors Committee, having studied the request sent by the Recipient on June 14, 2011 and having the authorization of 100% of the Creditors, in compliance with the majority provided for in the second subparagraph of Section 9.3 of the Financing Rules, agreed to grant the Recipient the Waiver on the conditions required by the latter and ordered the assuming of a new period of time for the Recipient to fulfill the obligation in question.

h.

For full compliance with the objectives for the proposed financing and the effectiveness of the Waiver granted by the Creditors Committee, it is necessary to adjust the fulfillment dates of one of the Recipient’s positive commitments stipulated in Chapter 4 of the Rules.

i.

Subparagraph a) of Section 10.9 of the Rules: “Modifications to the Rules” sets forth that any “modification of the period and other financial conditions of the credit or the leasing transaction, as well as the guarantees supporting them, will require the favorable vote of 100% of the Creditors and the Recipient….”

j.

Complying with the special majorities indicated in Section 10.9, subparagraph a) of the Rules, each and every one of the Creditors has the authorization from their respective competent corporate bodies to sign this Amendment to the Financing Rules for the benefit of the Recipient.

k.

On December 11, 2014, the Creditors Committee, with the authorization of 100% of the Creditors, in compliance with the majority provided for in the second subparagraph of Section 9.3 of the Financing Rules, agreed to grant the Recipient a modification of the conditions requested by the latter.

l.	For full compliance with the objectives of the proposed financing, it is necessary to modify the agreements made in the Rules.

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m.

Likewise, complying with the special majorities indicated in Section 10.9, subparagraph a) of the Rules, the Recipient has the authorization of its competent corporate bodies to sign this Amendment to the Financing Rules.

n.

Due to the merger by absorption entered into by BANCOLOMBIA S.A. and LEASING BANCOLOMBIA S.A. FINANCING COMPANY, BANCOLOMBIA S.A., as absorbing company signs this AMENDMENT as holder of the rights and obligations of LEASING BANCOLOMBIA S.A. (absorbed company).

Based on the preceding considerations, and having complied with all of the requirements imposed by subparagraph a) of Section 10.9 of the Financing Rules, the parties agree to the following:

ARTICLES

ARTICLE 1 – Modification of Chapter 1 – Definitions: The eleventh definition from Chapter 1, corresponding to the term “Capitalization” of the Financing Rules, which for all purposes will read as follows:

“Capitalization: This is the capitalization that the Recipient’s shareholders will make in two of the Recipient’s capitalizations, one for the sum of 7,500,000,000 pesos (SEVEN BILLION FIVE HUNDRED MILLION PESOS), no later than December 31, 2010, and the other for 7,500,000,000 pesos (SEVEN BILLION FIVE HUNDRED MILLION PESOS), no later than June 30, 2012, as shown in Minutes No. 45 of the Recipient’s General Shareholders’ Meeting of December 10, 2009 (Addendum 4), as well as the granting of a waiver (“Waiver”) granted to the Recipient by the Creditors Committee on October 8, 2010 and July 22, 2011, which forms a part of these Rules.”

ARTICLE 2 – Modification of Subparagraph c) of Section 4.1: Subparagraph c) of Section 4.1 to be modified – “Positive Commitments of the Recipient” from Chapter 4 of the Financing Rules, which for all purposes will read as follows:

“[…]

SECTION 4.1. – Positive Commitments of the Recipient

In the event the Recipient chooses to use the Credit and signs the Leasing Contract, in addition to fully adhering to the obligations appearing in the promissory notes of the aforementioned contract and in these Rules, it must comply with the following positive commitments until such time that the monetary obligations of capital and interest on the Credit and from the leasing transaction have been totally paid.

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[…]

c.

Notify the Creditors about the capitalization that the Recipient’s shareholders will make in an amount that will not be less than 15,000,000,000 pesos (FIFTEEN BILLION PESOS) in the following way: 7,500,000,000 pesos (SEVEN BILLION FIVE HUNDRED MILLION PESOS) no later than December 31, 2010, and 7,500,000,000 pesos (SEVEN BILLION FIVE HUNDRED MILLION PESOS) no later than June 30, 2012 […].”

ARTICLE 3 – Modification of Paragraph 5 of Section 6.1: Paragraph 5 of Section 6.1 “Financial Commitments” from Chapter 6 of the Financing Rules to be modified, which for all purposes will read as follows:

5. Capitalization:

No later than December 31, 2010	No later than June 30, 2012
7,500,000,000 pesos (SEVEN BILLION FIVE HUNDRED MILLION PESOS)	7,500,000,000 pesos (SEVEN BILLION FIVE HUNDRED MILLION PESOS)

ARTICLE 4 – Addition and Modification of Section 7.2: Section 7.2. “Procedure and Special Consequences Due to a Declaration of the Cause of a Breach of Subsection d) of Section 7.1” of Chapter 7 of the Financing Rules to be modified, which for all purposes will read as follows:

“SECTION 7.2. – Procedure and Special Consequences Due to a Declaration of the Cause of a Breach of the Subsections of Section 7.1.

When the Cause of a Breach described in subparagraph a) of preceding Section 7.1 occurs, the following rules will be applied:

1)	The Creditors will immediately suspend disbursements from the credit and those derived from the Leasing Contract.

2)	The Recipient will have 30 (thirty) calendar days from the payment due date to remedy this Cause of a Breach. In any case, it will pay the late fees for the number of days the delinquency lasts.

3)

The term provided for in the immediately preceding subparagraph having been fulfilled without the Debtor remedying the Cause of a Breach, the Creditors will be able to individually and automatically accelerate the due dates for all of the Debtor’s obligations corresponding to each of those disbursements actually made by the Creditors because of the use of the Available Amount and demand immediate payment for all pending balances, including late fees incurred and paid in accordance with what is set forth in the corresponding promissory note or in these Rules or in the

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Leasing Contract, whichever is the case, from the date the payment and/or the fee is due, without prejudice to what is shown in Article 69 of Law 45 of 1990, for which purpose they may initiate the execution or respective collection efforts for the promissory notes and enforce the corresponding guarantees.

2)

When the Recipient’s shareholders breach their obligation to provide capitalization of 7,500,000,000 pesos (SEVEN BILLION FIVE HUNDRED MILLION PESOS) no later than December 31, 2010, referred to in subparagraph c) of Section 4.1.: once the breach has been declared, they must pay the Creditors an additional fee equal to 0.25% (zero point twenty-five percent) on the total amount pending capitalization as of December 31, 2010, in terms of what is provided for in the Rules.

The Creditors’ rights to the total amount of the fee described shall be calculated pro rata for the percentage share of each of the Class “A” Creditors and each of the Class “B” Creditors in the tranches forming the financing.

If a breach by the Recipient does not occur in the terms described above, the right to the aforementioned fee will be understood as not having been incurred, and therefore will not result in any legal effects for the parties.

3)	When the Cause of a Breach described in subparagraph a) of preceding Section 7.1 occurs, the following rules will be applied:

a.	The Creditors will immediately suspend disbursements from the credit and those derived from the Leasing Contract.

b.	The Recipient will have 30 (thirty) calendar days from the payment due date to remedy this Cause of a Breach. In any case, it will pay the late fees for the number of days the delinquency lasts.

The term provided for in the immediately preceding subparagraph having been fulfilled without the Debtor remedying the Cause of a Breach, the Creditors will be able to individually and automatically accelerate the due dates for all of the Debtor’s obligations corresponding to each of those disbursements actually made by the Creditors because of the use of the Available Amount and demand immediate payment for all pending balances, including late fees incurred and paid in accordance with what is set forth in the corresponding promissory note or in these Rules or in the Leasing Contract, whichever is the case, from the date the payment and/or the fee is due, without prejudice to what is shown in Article 69 of Law 45 of 1990, for which purpose they may initiate the execution or respective collection efforts for the promissory notes and enforce the corresponding guarantees.”

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ARTICLE 5 – Modification of Section 6.1. of Chapter 6. Financial Commitments:

The following paragraphs from Chapter 6, Section 6.1 “Financial Commitments” to be modified:

Agreements: They will have an annual calculation no later than April 5 of each year.

1.	Modified EBITDA Margin: ≥ 12.5%

2.	Financial Liabilities/Modified EBITDA: ≤ 4.0 (for 2014), ≤ 3.6% (for 2015), ≤ 3.4 (for 2016), ≤ 3.0 (for 2017 and subsequent years for the entire effective period of the transactions).

3.	Modified EBITDA/Financing Expenses: ≥ 1.5

4.	Modified EBITDA/Servicing of the Debt: ≥ 1.0

Modified EBITDA: To calculate this figure, the following is taken into account: dividends received due to nonoperating investments, depreciation, and amortization; nonoperating leasing received and paid; and nonoperating discounts and bonuses.

The agreements will be calculated based on Colombia accounting standards.

ARTICLE 6 – Scope of this Amendment: Anything not modified, added to, and/or clarified in the Rules and/or in the other Financing Documents by means of this amendment, will remain valid and with the same text. As a consequence, the rest of the subparagraphs of Section 4.1., as well as the rest of the chapters and sections of the Financing Rules will not have any other modifications.

ARTICLE 7 – Effective Period and Execution: This Amendment to the Financing Rules will be understood as becoming effective when signed by the Creditors, Recipient, and Financing Agent.

AS PROOF OF THE PRECEDING, the Creditors and Recipient sign this Amendment to the Financing Rules on the ___ day of the month of April of 2017.

RECIPIENT

/s/ Eduardo Vargas Martinez

Promotora Médica Las Américas S.A.

Legal Representative

Name:        EDUARDO VARGAS MARTINEZ

C.C.:          8,280,758

Address:    Carrera 80 Diagonal 75B No. 2A – 120

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CREDITORS

/s/ Martha Rocio Quiros Palacio

Banco de Occidente S.A.

Legal Representative

Name: Martha Rocio Quiros Palacio

C.C.: 32,336,690

Address: Carrera 43 No. 1 Sur – 220, 5th Floor, Porvenir Building

City: Medellin

/s/ Victor Alonso Munera Gil

Banco de Bogotá S.A.

Person Holding Power of Attorney

Name: Víctor Alonso Munera Gil

C.C.: 15,346,525

Address: Carrera 43 A 9 Sur, 8th Floor, Las Villas Business Center Building, BANCO DE BOGOTA

City: Medellin

/s/ Alejandro Marín Restrepo

Bancolombia S.A.

Legal Representative

Name: Alejandro Marín Restrepo            [stamp:] Bancolombia S.A., Judicial Approval

C.C.: 71,788,131

Address: Avenida Los Industriales, Carrera 48 No. 26-85, 7th Floor, Sector C

Phone: 4042034

City: Medellin

[handwritten:] BANCOLOMBIA AS ABSORBING COMPANY OF:

/s/ Lina Marcela Jaramillo Gómez

Leasing Bancolombia S.A., Finance Company

Legal Representative

Name: Lina Marcela Jaramillo Gómez

C.C.: 43,273,149

Address: Avenida Los Industriales, Carrera 48 No. 26-85, 7th Floor, Sector C

Phone: 4042034

City: Medellin

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